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                     CERTAIN MATERIALS HAVE BEEN OMITTED AND
               CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR

                                                               Exhibit 10.11

                              INTER-CAL CORPORATION
                    DISTRIBUTORSHIP/PACKAGER/SUPPLY AGREEMENT

    AGREEMENT made as of January 1, 1995, by and between Inter-Cal Corporation, an Arizona corporation ("Inter-Cal"), and NATROL, INC., a California corporation ("Natrol") which also does business as Nutritionals, Etc. ("Nutritionals"). This Agreement supersedes that certain Distributorship Agreement between Inter-Cal and Natrol dated as of September 1, 1990, as well as that certain Packager Agreement between Inter-Cal and Nutritional dated as of December 8, 1993.

                                    ARTICLE I
                 APPOINTMENT OF NATROL AS AUTHORIZED DISTRIBUTOR

    1.1 Appointment of Natrol. Inter-Cal appoints Natrol as an Authorized Distributor of the Ester-C-Registered Trademark- vitamin products for human oral consumption shown on Exhibit A hereto (the "Products") in the geographic area shown on Exhibit B hereto (the "Territory"). Inter-Cal may appoint other Distributors in the Territory.

    1.2 Development of Territory. Natrol will use its best efforts to promote and sell the Products in the Territory. Natrol will not promote or sell the Products outside the Territory and will refer inquiries from outside the Territory to Inter-Cal.

    1.3 Sales to Resellers/Sales through Intermediaries. Natrol may sell the Products under its own label to end-users or resellers in the Territory. The Products may not be sold for resale under any other label without Inter-Cal's prior written approval. Natrol may sell the Products directly or through authorized agents, brokers, or other intermediaries. Intermediaries and resellers must comply with the same conditions imposed on Natrol by this Agreement.

    1.4 Repackaging/Purchases from Nutritionals. The Products must be repackaged by Natrol. Natrol may also purchase the Products from Nutritionals pursuant to
Article II below. All provisions of paragraphs 2.4 and 2.5 below shall apply regardless of whether the Products are purchased from Inter-Cal by Natrol or Nutritionals.

                                   ARTICLE II
               APPOINTMENT OF NUTRITIONALS AS AUTHORIZED PACKAGER

    2.1 Appointment of Nutritionals. Inter-Cal authorizes Nutritionals to purchase Ester C-Registered Trademark- Ascorbate in the form of bulk powder for any or all of the following purposes: manufacturing, processing, packaging, labeling, and resale exclusively to Natrol and such other companies as Inter-Cal may authorize in writing (each of which is referred to herein as an "Account"). Authorization of additional Accounts shall not be unreasonably withheld.

    2.2 Shipments by Inter-Cal. Each shipment shall be labeled with the Product name, the statement "For use only in manufacturing, processing or repackaging," Inter-Cal's name and address, and a lot/batch number. For each shipment, Inter-Cal shall also provide an itemization of ingredients to be used by Nutritionals or Natrol in preparing its own labels.


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                       CONFIDENTIAL TREATMENT REQUESTED

    2.3 Resale. The Products shall be resold by Nutritionals exclusively to Natrol and other authorized Accounts and shall not be shipped in any form outside the Territory assigned to each Account. Nutritionals shall immediately cease sales to any Account upon receipt of written notice from Inter-Cal that the Account is no longer authorized to distribute the Products.

    2.4 Storage and Packaging of Products. The Products must be stored in cool, dry places under sanitary conditions. The Products may not be blended, formulated, tabletted, or packaged in combination with any other form of vitamin
C. All handling, labeling, and repackaging must conform to the current Good Manufacturing Practices set forth in Title 21 of the Code of Federal Regulations, Sections 110 and following; the Food, Drug & Cosmetic Act; the Fair Packaging & Labeling Act; and all applicable regulations. All labels must contain the information required by paragraph 2.5.

    2.5 Trademarks and Patents. Ester-C-Registered Trademark-, the EC logo, and the Inter-Cal name, as well as any other brand names, trademarks, or patents which Inter-Cal may identify in writing, are the exclusive property of Inter-Cal or its licensor. Neither Natrol nor Nutritionals will take any action inconsistent with the ownership of Inter-Cal and its licensor, nor will Natrol or Nutritionals use or attempt to register any confusingly similar name or mark. The information "Manufactured under U.S. Patent No. 4,822,816. Other foreign patents pending," as well as "(EC logo) and Ester-C-Registered Trademark- are licensed trademarks of Inter-Cal Corporation" must appear on the labels of all items containing
Inter-Cal Products. Natrol and Nutritionals agree not to apply an Ester-C-Registered Trademark- label to any non-Ester-C-Registered Trademark-product and to immediately notify Inter-Cal if any request for such labeling is received from any Account.

                                   ARTICLE III
                        ASSURANCES OF PRICING AND SUPPLY

    3.1 Pricing. For the period extending through XXXXXXXXXXX, Inter-Cal assures Natrol and Nutritionals that the bulk price of Ester-C-Registered Trademark- Calcium Ascorbate will remain at the current level of $XXXXX per pound and zinc, potassium, magnesium, and sodium mineral ascorbates at $XXXXX per pound on orders intended for use in Products marketed under Natrol's proprietary label. However, orders intended for use in non-Natrol products shall not be eligible for these prices, and each purchase order shall clearly indicate whether the order is intended for use in Natrol proprietary Products.

         3.1.1 Conditions. This assurance is subject to (1) Natrol's and Nutritionals' continued performance of their obligations under this Agreement, including aggressive promotional efforts at the level of XXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX, (2) best efforts to achieve annual sales increases (to include whenever possible, but not limited to, distributor sales promotions, distributor consumer flyer programs, broker coop budgets, consumer sampling, trade and broker sales tools, consumer print advertising, broadcast advertising (radio and television), direct trade advertising, response marketing, and any other marketing and sales vehicles which can reasonably be used to promote the sale of Ester-C-Registered Trademark-), and (3) Inter-Cal's right to increase the price from time to time to reflect increases in its actual cost of production (raw

                                        2

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                       CONFIDENTIAL TREATMENT REQUESTED

     materials, labor, equipment, and similar items). Inter-Cal may require Natrol to provide proof of performance of conditions (1) and (2). Inter-Cal will provide Natrol and Nutritionals with written notice at least 60 days before the effective date of any increase in price and will also provide Natrol and Nutritionals with satisfactory evidence of the increased cost of production. Prices are FOB, Prescott, Arizona, and do not include shipping or insurance charges.

    3.2 Supply. For the period extending through xxxxxxxxxxxxx, Inter-Cal assures Natrol and Nutritionals of a continuing source of supply of the Products sufficient to meet each company's reasonable needs.

         3.2.1 Conditions. This assurance is subject to (1) Natrol's and Nutritionals' continued performance of their obligations under this Agreement and (2) Natrol's and Nutritionals' recognition that there may be occasional interruptions in the supply due to Acts of God or other causes beyond Inter-Cal's reasonable control.

                                   ARTICLE IV
                               INTERNATIONAL SALES

    The pricing to Natrol and Nutritionals as set forth in paragraph 3.1 is for Natrol-brand Products intended for domestic sale (United States, Canada, and Puerto Rico). At such time as Inter-Cal may authorize Natrol to distribute the Products internationally, then Inter-Cal, Natrol and Nutritionals shall negotiate a royalty or other lawful arrangement.

                                    ARTICLE V
                                     GENERAL

    5.1 Compliance with Laws. Natrol and Nutritionals will each comply with high ethical standards and all laws applicable to their operations.

    5.2 Records. Natrol and Nutritionals shall each make its records concerning Ester-C-Registered Trademark- products, including production and shipment records, available to Inter-Cal upon reasonable notice to ensure compliance with this Agreement.

    5.3 No Misrepresentations. Natrol and Nutritionals will not misrepresent the Products or their benefits. Natrol and Nutritionals will immediately discontinue the use of any advertising or promotional materials which Inter-Cal considers misleading or deceptive.

    5.4 Purchase Orders. Purchase orders must be in a form satisfactory to Inter-Cal. Nothing printed or written on any purchase order shall modify or expand Inter-Cal's obligations under this Agreement.

    5.5 Payment. Payment is due 30 days after the invoice date. A late charge of XXX per month will be added to past due amounts. An account 60 days past due automatically becomes a COD account.

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                       CONFIDENTIAL TREATMENT REQUESTED

    5.6 Warranty. The Products are warranteed by Inter-Cal to be free from physical or manufacturing defects when shipped. Defects shall be reported in writing to Inter-Cal within 60 days after delivery. Inter-Cal may, at its option, cure the defects, replace the Products, or refund the purchase price. Failure to notify Inter-Cal of defects within 60 days after delivery constitutes final acceptance by Natrol or Nutritionals (as the case may be).

    5.7 Inter-Cal's Indemnity to Natrol and Nutritionals. Inter-Cal will indemnify, defend, and hold Natrol and Nutritionals harmless against any claim that (1) any Product as delivered by Inter-Cal was defective or caused injury or death to any person or animal, or (2) any Product or Inter-Cal trademark, brand name, or patent infringes a mark, name, or patent of any other person.

    5.8 Natrol's and Nutritionals' Indemnities to Inter-Cal. Natrol and Nutritionals will each indemnify, defend, and hold Inter-Cal harmless against any claim concerning (1) any representation or advertising by Natrol or Nutritionals or its respective employees, agents, or reseller customers, (2) any intentional or negligent wrongdoing on the part of Natrol or Nutritionals or its respective employees or agents in the formulation, manufacturing, repackaging, labeling, storage, promotion, or sale of the Products, or (3) Natrol's or Nutritionals' use of any additive, binder, excipient, or other material.

    5.9 Survival of Indemnities. The parties' obligations under paragraphs 5.7 and 5.8 will survive seven years after the termination of this Agreement.

   5.10 Term. The term of this Agreement is XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX,
XXXX. Thereafter, this Agreement shall automatically renew for successive two-year periods, but without the special pricing provided for in paragraph 3.1.

   5.11 Termination.

         a. Inter-Cal may terminate this Agreement immediately upon written notice if Natrol or Nutritionals promotes or sells the Products outside the Territory or blends, formulates, tablets, or packages the Products in combination with any other form of vitamin C, or if Natrol or Nutritionals sells the Products to any unauthorized Account.

         b. Except as stated in subparagraph "a," this Agreement may be terminated in writing by either party if the other party has failed to perform any obligation and the default has not been cured within 60 days after the defaulting party has received written notice of the default. A default by either Natrol or Nutritionals shall be deemed a default by both companies. Inter-Cal may suspend further shipments or request payment in advance while a default by Natrol or Nutritionals remains uncured.

         c. If Inter-Cal terminates this Agreement for reason other than one set forth in subparagraph "a," it will ship reasonable quantities of the Products to Natrol and

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         Nutritionals for 90 days after termination to enable them to fulfill existing contracts.

   5.12 Limitation on Liability. In any dispute arising out of this Agreement, neither party will be liable to the other for incidental or consequential damages (such as loss of goodwill, sales, or profits, repurchase of inventory, or expenses incurred in promotion or advertising).

   5.13 Non-Assignment. Because Inter-Cal is relying on Natrol's qualifications and expertise, neither Natrol nor Nutritionals may assign this Agreement without Inter-Cal's prior written consent, which shall not be unreasonably withheld.

   5.14 Notices. Notices must be sent by certified or registered mail and are deemed received two days after being sent.

   5.15 Entire Agreement. This Agreement and any exhibits and addenda constitute the entire understanding between the parties and supersede any prior agreements or understandings. No Inter-Cal representative may waive any provision or modify this Agreement by oral representations. Amendments must be in writing and signed by both parties.

   5.16 Independent Contractors. Natrol and Nutritionals are each independent contractors and are solely responsible for their employees and agents. There is no partnership or joint venture between Inter-Cal and Natrol or Nutritionals.

   5.17 Binding Effect. This Agreement is binding on the parties and their respective successors and permitted assigns.

   5.18 Applicable Law/Jurisdiction. This Agreement will be enforced under the laws of Arizona as applicable to contracts made and performed there. Each party consents to jurisdiction and venue in the United States District Court for the District of Arizona and the Superior Court of the State of Arizona.

   5.19 Severability. If any provision of this Agreement is invalid or unenforceable, the remaining provisions will not be affected. If any provision is deemed unreasonable, a reasonable provision shall be implied.

   5.20 Force Majeure. Either party will be relieved of its obligations under this Agreement if performance is impossible due to causes beyond its reasonable control (such as fire, flood, and other natural disasters). If the inability to perform continues for more than 180 days, the other party may terminate this Agreement upon written notice.

   5.21 Attorney Fees. In any dispute arising out of this Agreement, the court or arbitrator shall award the prevailing party its costs and reasonable attorney fees.


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


    IN WITNESS WHEREOF, the parties have executed this Agreement as of January 1, 1995.

                              INTER-CAL CORPORATION
                              533 Madison Avenue
                              Prescott, Arizona  86301


                              By: /s/ Nancy J. Chandler
                                  ---------------------------------
                                  Nancy J. Chandler
                                  Vice President of Operations


                              NATROL, INC.
                              20731 Marilla Street
                              P.O. Box 5000
                              Chatsworth, California  91311


                              By: /s/ Elliott Balbert
                                  ---------------------------------
                                  Elliott Balbert
                                  President


                              NUTRITIONALS, ETC.
                              20731 Marilla Street
                              Chatsworth, California  91311


                              By: /s/ Elliott Balbert
                                  ---------------------------------
                                  Elliott Balbert
                                  President

                                 EXHIBITS A & B

    Attached to and made a part of Distributorship Agreement by and between Inter-Cal Corporation and Natrol, Inc.



                                        7

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                                    EXHIBIT A

    The product line is Ester-C-Registered Trademark- brand ascorbates for oral human supplementation.

                                        8

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                                    EXHIBIT B

    The territory is worldwide excluding the following countries:

        Austria                        Iceland
        Australia                      New Zealand
        Benelux                        Norway
        Chile                          Poland
        Denmark                        Sweden
        Finland                        Switzerland
        Germany                        Taiwan
        Hungary


INTER-CAL CORPORATION                  NATROL, INC.


By: /s/ Nancy J. Chandler              By: /s/ Elliott Balbert
    -------------------------------        ----------------------------------
        (Signature)                               (Signature)


NAME: NANCY J. CHANDLER                NAME: ELLIOTT BALBERT
      ------------------------------         -------------------------------
        (Print Name)                             (Print Name)


TITLE: Vice-President of Operations    TITLE:  President
      ------------------------------           ------------------------------


DATE: 2/16/95                          DATE:  2/22/95
     -------------------------------          -------------------------------


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